                                                                      EXHIBIT 21

                          PERSEPTIVE BIOSYSTEMS, INC.

                              LIST OF SUBSIDIARIES


                                                          State of Jurisdiction
Name                                                        of Incorporation
----                                                      ---------------------
PerSeptive Biosystems GmbH                                      Germany

PerSeptive Biosystems GmbH-Hamburg                              Germany

PerSeptive Biosystems (Canada) Ltd.                             Canada

Nihon PerSeptive KK                                             Japan

PerSeptive International Holdings, Ltd.                         Delaware

PerSeptive Biosystems (France) Ltd.                             Delaware

PerSeptive Biosystems (UK) Ltd.                                 England

PerSeptive Technologies II Corporation                          Delaware